Exhibit 99.1

McKESSON REPORTS FISCAL 2020 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter Highlights, Year-over-Year:

•	Total revenues of $58.5 billion, reflecting 12% growth.

•	Earnings per diluted share increased by $9.99 to $5.82.

•	Adjusted Earnings per diluted share of $4.27, an increase of 16%.

Full-Year Highlights:

•	Total revenues of $231.1 billion, reflecting 8% growth.

•	Earnings per diluted share increased by $4.82 to $4.99.

•	Adjusted Earnings per diluted share of $14.95, an increase of 10%.

•	Cash flow from operations of $4.4 billion and free cash flow of $3.9 billion.

•	Returned $2.2 billion of cash to shareholders through share repurchases and dividends.

Fiscal 2021 Outlook:

•	Adjusted Earnings per diluted share guidance range of $13.95 to $14.75.

•	Fiscal 2021 guidance reflects impacts from the COVID-19 pandemic and investments.

•	McKesson expects Adjusted Earnings per diluted share growth in the second half of fiscal 2021.

•	Long-term fundamentals remain solid; continuing to execute strategic growth initiatives.

IRVING, Texas, May 20, 2020 - McKesson Corporation (NYSE:MCK) today reported results for the fourth quarter and fiscal year ended March 31, 2020.

Fiscal 2020 Fourth-Quarter and Year-to-Date Result Summary

	Fourth-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY20	FY19	Change	FY20	FY19	Change
Revenues	$58,535	$52,429	12%	$231,051	$214,319	8%
Income (loss) from continuing operations[1]	1,015	(796)	228	906	33	NM
Adjusted Earnings[1,2]	745	707	5	2,716	2,674	2
Earnings (loss) per diluted share[1]	5.82	(4.17)	240	4.99	0.17	NM
Adjusted Earnings per diluted share[1,2]	4.27	3.69	16	14.95	13.57	10
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“McKesson delivered a strong finish to fiscal 2020, reflecting continued momentum in the business and meaningful progress in our transformation towards becoming a more focused organization as we look to capture future growth opportunities,” said Brian Tyler, chief executive offer. “During fiscal 2020, we achieved adjusted operating profit growth in all three operating segments, generated $3.9 billion of free cash flow, and successfully completed the exit of our investment in Change Healthcare.”

“As we enter fiscal 2021, McKesson is leveraging our expertise, leadership and scale to play a critical role in the fight against the COVID-19 pandemic,” Mr. Tyler continued. “We continue to remain focused on supporting our people, our customers and our communities during this challenging time. I want to thank caregivers worldwide for their heroic efforts and acknowledge the entire McKesson team, particularly our frontline workers, for their extraordinary dedication. Despite the uncertainties in the near-term macro environment, we remain confident in the resiliency of our business model and committed to creating long-term shareholder value.”

Fourth-quarter revenues were $58.5 billion, up 12%, and full-year revenues were $231.1 billion, up 8%, driven by growth in the U.S. Pharmaceutical and Specialty Solutions segment, largely due to branded pharmaceutical price increases and higher volumes from retail national account customers.

Fourth-quarter earnings per diluted share of $5.82 included an after-tax gain of $414 million, recognized upon the separation of the company’s investment in Change Healthcare LLC (“Change Healthcare”). Full-year earnings per diluted share of $4.99 also included after-tax impairment and dilution charges of $1 billion related to Change Healthcare and after-tax charges of $275 million within our European Pharmaceutical Solutions segment for the remeasurement to fair value of assets and liabilities held for sale related to the expected formation of a new German wholesale joint venture with Walgreens Boots Alliance.

Fourth-quarter Adjusted Earnings per diluted share was $4.27 compared to $3.69 a year ago, an increase of 16%, primarily driven by a lower share count and growth in the European Pharmaceutical Solutions segment. Full-year Adjusted Earnings per diluted share was $14.95 compared to $13.57 a year ago, an increase of 10%, primarily driven by a lower share count and growth in the U.S. Pharmaceutical and Specialty Solutions and Medical Surgical segments, partially offset by higher corporate expenses and the lapping of a prior year pre-tax benefit of $90 million related to a reversal of a contractual liability associated with McKesson’s investment in Change Healthcare.

For the full year, McKesson returned $2.2 billion of cash to shareholders via $1.9 billion of common stock repurchases and $294 million of dividend payments. During the fiscal year, McKesson generated cash from operations of $4.4 billion, and invested $506 million internally, resulting in free cash flow of $3.9 billion.

U.S. Pharmaceutical and Specialty Solutions Segment
Fourth-Quarter:

•	Revenues were $46.3 billion, up 13%, driven by branded pharmaceutical price increases and higher volumes from retail national account customers, partially offset by branded to generic conversions.

•
Operating profit was $862 million and operating margin was 1.86%. Adjusted operating profit was $772 million, up 3% from a year ago, driven by continued growth in the specialty businesses. Adjusted operating margin was 1.67%, down 17 basis points.

Full-Year:

•	Revenues were $183.3 billion, up 9%, driven by branded pharmaceutical price increases and higher volumes from retail national account customers, partially offset by branded to generic conversions.

•
Operating profit was $2.8 billion and operating margin was 1.51%. Adjusted operating profit was $2.7 billion, up 6% from a year ago, driven by growth in the specialty businesses and the lapping of a prior year approximately $60 million pre-tax charge related to a customer bankruptcy. Adjusted operating margin was 1.46%, down 4 basis points.

European Pharmaceutical Solutions Segment
Fourth-Quarter:

•	Revenues were $7.2 billion, up 6% on a reported basis and up 9% on an FX-adjusted basis, driven by growth in the pharmaceutical distribution business.

•
Operating profit was $36 million and operating margin was 0.50%. Adjusted operating profit was $75 million, up 226%, and adjusted operating margin was 1.05%. On an FX-adjusted basis, adjusted operating profit was $78 million, up 239%, and adjusted operating margin was 1.06%, up 72 basis points, driven by expense rationalization and the lapping of a prior year inventory charge of approximately $20 million.

Full-Year:

•	Revenues were $27.4 billion, up 1% on a reported basis and up 5% on an FX-adjusted basis, driven by growth in the pharmaceutical distribution business.

•
Operating loss was $(261) million and operating margin was (0.95)%, driven by after-tax charges of $275 million for the remeasurement to fair value of assets and liabilities held for sale related to the expected formation of a new German wholesale joint venture with Walgreens Boots Alliance. Adjusted operating profit was $231 million, up 5%, and adjusted operating margin was 0.84%. On an FX-adjusted basis, adjusted operating profit was $240 million, up 10%, and adjusted operating margin was 0.84%, driven by expense rationalization and the lapping of a prior year inventory charge of approximately $20 million.

Medical-Surgical Solutions Segment
Fourth-Quarter:

•	Revenues were $2.2 billion, up 13%, driven by growth in the Primary Care business, due to higher pharmaceutical volumes and a stronger influenza season.

•
Operating profit was $121 million and operating margin was 5.49%. Adjusted operating profit was $170 million, down 1%, driven primarily by higher operating expenses, partially offset by growth in the Primary Care business. Adjusted operating margin was 7.71%, down 109 basis points.

Full-Year:

•	Revenues were $8.3 billion, up 9%, driven by growth in the Primary Care business.

•
Operating profit was $499 million and operating margin was 6.01%. Adjusted operating profit was $679 million, up 12%, and adjusted operating margin was 8.18%, up 24 basis points, driven by growth in the Primary Care business.

Other remaining businesses
Fourth-Quarter:

•	Revenues were $2.9 billion, up 3% on a reported basis and up 4% on an FX-adjusted basis, driven by growth in the Canadian and MRxTS businesses.

•
Operating profit was $514 million, driven by an after-tax gain of $414 million, recognized upon the separation of the company’s investment in Change Healthcare. Adjusted operating profit was $242 million, down 6% on both a reported and FX-adjusted basis, driven by a lower contribution from the company’s investment in Change Healthcare, partially offset by growth in the MRxTS business.

Full-Year:

•	Revenues were $12.0 billion, up 3% on a reported basis and up 4% on an FX-adjusted basis, driven by growth in the Canadian and MRxTS businesses.

•
Operating loss was $(595) million, primarily driven by a previously disclosed impairment in the second quarter, in connection with McKesson’s separation of its investment in Change Healthcare. Adjusted operating profit was $953 million, down 4% on both a reported and FX-adjusted basis, driven by the lapping of the $90 million contractual liability reversal in the prior year partially offset by organic growth in the MRxTS and Canadian businesses.

Company Updates

•	On March 10, 2020, McKesson completed the separation of its investment in Change Healthcare.

•	McKesson awarded approximately $30 million in special one-time bonus payments in the fourth-quarter to recognize frontline workers and other non-bonus eligible employees for their contributions.

•
McKesson invested approximately $20 million into the McKesson Foundation in the fourth-quarter, designating $5 million for deployment to McKesson’s “Taking Care of Our Own Fund” to provide support for employees impacted by the COVID-19 pandemic.

Fiscal 2021 Outlook
McKesson expects full-year fiscal 2021 Adjusted Earnings per diluted share of $13.95 to $14.75, which reflects anticipated headwinds in fiscal 2021 as a result of the COVID-19 pandemic and a continuation of disciplined, efficient capital deployment, including investments in the business. McKesson expects Adjusted Earnings per diluted share growth in the second half of fiscal 2021.
The fiscal 2021 outlook is based on the following key assumptions and expectations and is also subject to risk factors such as those described in the Cautionary Statements below:

Fiscal 2021 Outlook
Revenues	2% to 4% growth
Adjusted Income from Operations[1]	10% to 15% decline
Adjusted Effective Tax Rate	18% to 20%
Adjusted Earnings per diluted share[2]	$13.95 to $14.75
Free Cash Flow	$2.3 billion to $2.7 billion
Property Acquisitions and Capitalized Software	$400 million to $550 million
[1]Reflects continuing operations before Interest Expense and Income Taxes
[2]Reflects continuing operations attributable to McKesson, net of tax
Note: Percentages represent year-over-year change versus fiscal 2020

Conference Call Details
The company has scheduled a conference call for today, Wednesday, May 20th at 8:00 AM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. The conference call can also be accessed by dialing 786-815-8297. The password is ‘McKesson’. A telephonic replay of this conference call will be available for 14 calendar days. For individuals wishing to listen to the replay, the dial-in number is 404-537-3406 and the passcode is 6206708. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:

•	Jefferies Virtual Healthcare Conference, June 2, 2020

•	Goldman Sachs 41st Annual Global Healthcare Conference, June 9, 2020
Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community, including details and updates, will be available on the company’s Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Earnings, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes, including legal disputes, government actions and adverse publicity regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance;  we are subject to extensive, complex and challenging healthcare, controlled substance, privacy, anti-corruption and other laws; we might record significant charges from impairment to goodwill, intangibles and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches or other significant problems with information systems or networks, including as an effect of our employees working from remote locations due to the COVID-19 pandemic; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be unable to successfully recruit and retain qualified employees; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we might be adversely impacted by changes or disruptions in product supply and we may have difficulties in sourcing or selling products due to a variety of causes, such as the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted, including as an effect of the COVID-19 pandemic, by an economic slowdown or recession and by disruption in capital and credit markets  might impede our access credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by tax legislation or challenges to our tax positions, and we might not realize the expected tax treatment from our split-off of Change Healthcare; we might be adversely impacted by fluctuations in foreign currency exchange rates, including volatility due to the COVID-19 pandemic; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the COVID-19 pandemic), natural disasters, political events and other catastrophic events.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

###

Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2020	2019	Change	2020	2019	Change
Revenues	$58,535	$52,429	12%	$231,051	$214,319	8%
Cost of Sales	(55,199)	(49,228)	12	(219,028)	(202,565)	8
Gross Profit	3,336	3,201	4	12,023	11,754	2
Operating Expenses (1) (2) (3)	(2,403)	(2,255)	7	(9,264)	(8,474)	9
Goodwill Impairment Charges (4)	—	(1,206)	(100)	(2)	(1,797)	(100)
Restructuring, Impairment and Related Charges (5)	(64)	(309)	(79)	(268)	(597)	(55)
Total Operating Expenses	(2,467)	(3,770)	(35)	(9,534)	(10,868)	(12)
Operating Income (Loss)	869	(569)	253	2,489	886	181
Other Income, Net (6) (7)	27	38	(29)	12	182	(93)
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (8) (9) (10) (11)	370	(32)	NM	(1,108)	(194)	471
Interest Expense	(65)	(70)	(7)	(249)	(264)	(6)
Income (Loss) from Continuing Operations Before Income Taxes	1,201	(633)	290	1,144	610	88
Income Tax Expense (12)	(129)	(111)	16	(18)	(356)	(95)
Income (Loss) from Continuing Operations	1,072	(744)	244	1,126	254	343
Income (Loss) from Discontinued Operations, Net of Tax	6	—	NM	(6)	1	(700)
Net Income (Loss)	1,078	(744)	245	1,120	255	339
Net Income Attributable to Noncontrolling Interests	(57)	(52)	10	(220)	(221)	-
Net Income (Loss) Attributable to McKesson Corporation	$1,021	$(796)	228%	$900	$34	NM

Earnings (Loss) Per Common Share Attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$5.82	$(4.17)	240%	$4.99	$0.17	NM
Discontinued operations	0.03	—	NM	(0.04)	—	NM
Total	$5.85	$(4.17)	240%	$4.95	$0.17	NM

Basic
Continuing operations	$5.86	$(4.17)	241%	$5.01	$0.17	NM
Discontinued operations	0.03	—	NM	(0.03)	—	NM
Total	$5.89	$(4.17)	241%	$4.98	$0.17	NM

Dividends Declared per Common Share	$0.41	$0.39		$1.62	$1.51

Weighted Average Common Shares
Diluted	174	191	(9)%	182	197	(8)%
Basic	173	191	(9)	181	196	(8)

(a)	Certain computations may reflect rounding adjustments.

(b)	Net loss per diluted share for the three months ended March 31, 2019 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
Refer to our applicable filings with the SEC for additional disclosures including our Annual Report on Form 10-K for fiscal 2020 and 2019.

Schedule 2A

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31, 2020									Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)		As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross Profit	$3,336	$—	$1	$(138)	$—	$1	$—	$3,200		4%	7%
Total Operating Expenses (5)	$(2,467)	$119	$15	$—	$—	$64	$28	$(2,241)		(35)%	8%
Other Income, Net	$27	$—	$—	$—	$—	$—	$(6)	$21		(29)%	(45)%
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (10) (11)	$370	$64	$(380)	$—	$—	$—	$1	$55		NM	(21)%
Income from Continuing Operations Before Income Taxes	$1,201	$183	$(364)	$(138)	$—	$65	$23	$970		290%	1%
Income Tax Expense	$(129)	$(45)	$(8)	$37	$—	$(16)	$(7)	$(168)		16%	(15)%
Income from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$1,015	$138	$(372)	$(101)	$—	$49	$16	$745		228%	5%
Earnings per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b)	$5.82	$0.79	$(2.14)	$(0.58)	$—	$0.28	$0.10	$4.27	(c)	240%	16%
Diluted Weighted Average Common Shares	174	174	174	174	174	174	174	174		(9)%	(9)%

	Three Months Ended March 31, 2019
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross Profit	$3,201	$—	$—	$(146)	$(63)	$4	$—	$2,996
Total Operating Expenses (4) (5)	$(3,770)	$121	$34	$—	$—	$309	$1,228	$(2,078)
Other Income, Net	$38	$—	$—	$—	$—	$—	$—	$38
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (10)	$(32)	$75	$27	$—	$—	$—	$—	$70
Income (Loss) from Continuing Operations Before Income Taxes	$(633)	$196	$61	$(146)	$(63)	$313	$1,228	$956
Income Tax Expense (12)	$(111)	$(47)	$(15)	$37	$16	$(58)	$(19)	$(197)
Income (Loss) from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$(796)	$149	$46	$(109)	$(47)	$255	$1,209	$707
Earnings (Loss) per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b) (d)	$(4.17)	$0.78	$0.24	$(0.56)	$(0.24)	$1.33	$6.30	$3.69
Diluted Weighted Average Common Shares	191	192	192	192	192	192	192	192

(a)
Calculated as "Net Income (Loss) Attributable to McKesson Corporation" less "Income (Loss) from Discontinued Operations, Net of Tax" as presented in the Condensed Consolidated Statements of Operations - GAAP.

(b)	Certain computations may reflect rounding adjustments.

(c)	Adjusted Earnings per diluted share on an FX-Adjusted basis for the three months ended March 31, 2020 was $4.29, which excludes the foreign currency exchange effect of $0.02.

(d)
We calculate GAAP net loss per diluted share for the three months ended March 31, 2019 using a weighted average of 191 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate Adjusted Earnings per diluted share (Non-GAAP) for the three months ended March 31, 2019 on a fully diluted basis, using a weighted average of 192 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any cross-footing differences in those items are due to different weighted average share counts.

NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Year Ended March 31, 2020									Change Vs. Prior Year
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)		As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross Profit	$12,023	$—	$1	$(252)	$(22)	$(4)	$—	$11,746		2%	4%
Total Operating Expenses (2) (3) (5)	$(9,534)	$462	$372	$—	$—	$268	$137	$(8,295)		(12)%	5%
Other Income, Net (6)	$12	$1	$5	$—	$—	$—	$127	$145		(93)%	14%
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (8) (9) (10) (11)	$(1,108)	$267	$(75)	$—	$—	$—	$1,169	$253		471%	5%
Income from Continuing Operations Before Income Taxes	$1,144	$730	$303	$(252)	$(22)	$264	$1,433	$3,600		88%	2%
Income Tax Expense (12)	$(18)	$(175)	$(125)	$66	$6	$(52)	$(366)	$(664)		(95)%	6%
Income from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$906	$555	$178	$(186)	$(16)	$212	$1,067	$2,716		NM	2%
Earnings Per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b)	$4.99	$3.06	$0.98	$(1.03)	$(0.09)	$1.16	$5.88	$14.95	(c)	NM	10%
Diluted Weighted Average Common Shares	182	182	182	182	182	182	182	182		(8)%	(8)%

	Year Ended March 31, 2019
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross Profit	$11,754	$—	$1	$(210)	$(202)	$4	$—	$11,347
Total Operating Expenses (1) (4) (5)	$(10,868)	$485	$118	$—	$—	$597	$1,736	$(7,932)
Other Income, Net (7)	$182	$1	$—	$—	$—	$—	$(56)	$127
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (10)	$(194)	$304	$126	$—	$—	$—	$6	$242
Income from Continuing Operations Before Income Taxes	$610	$790	$245	$(210)	$(202)	$601	$1,686	$3,520
Income Tax Expense (12)	$(356)	$(195)	$(61)	$54	$52	$(102)	$(17)	$(625)
Income from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$33	$595	$184	$(156)	$(150)	$499	$1,669	$2,674
Earnings Per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b)	$0.17	$3.02	$0.93	$(0.79)	$(0.76)	$2.53	$8.47	$13.57
Diluted Weighted Average Common Shares	197	197	197	197	197	197	197	197

(a)
Calculated as "Net Income (Loss) Attributable to McKesson Corporation" less "Income (Loss) from Discontinued Operations, Net of Tax" as presented in the Condensed Consolidated Statements of Operations - GAAP.

(b)	Certain computations may reflect rounding adjustments.

(c)	Adjusted Earnings per diluted share on an FX-Adjusted basis for the year ended March 31, 2020 was $15.00, which excludes the foreign currency exchange effect of $0.05.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2020			2019			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		As Adjusted (Non-GAAP)		FX-Adjusted (GAAP)		FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$46,274	$—	$46,274	$40,897	$—	$40,897	$—	$46,274	$—	$46,274	13%		13%		13%		13%
European Pharmaceutical Solutions	7,151	—	7,151	6,757	—	6,757	217	7,368	217	7,368	6		6		9		9
Medical-Surgical Solutions	2,205	—	2,205	1,955	—	1,955	—	2,205	—	2,205	13		13		13		13
Other (a)	2,905	—	2,905	2,820	—	2,820	29	2,934	29	2,934	3		3		4		4
Revenues	$58,535	$—	$58,535	$52,429	$—	$52,429	$246	$58,781	$246	$58,781	12%		12%		12%		12%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical and Specialty Solutions	$862	$(90)	$772	$873	$(121)	$752	$—	$862	$—	$772	(1)%		3%		(1)%		3%
European Pharmaceutical Solutions (4)	36	39	75	(1,454)	1,477	23	—	36	3	78	102		226		102		239
Medical-Surgical Solutions	121	49	170	121	51	172	—	121	—	170	-		(1)		-		(1)
Other (a) (10) (11)	514	(272)	242	111	147	258	—	514	—	242	363		(6)		363		(6)
Subtotal	1,533	(274)	1,259	(349)	1,554	1,205	—	1,533	3	1,262	539		4		539		5
Corporate Expenses, Net	(267)	43	(224)	(214)	35	(179)	—	(267)	—	(224)	25		25		25		25
Income (Loss) from Continuing Operations Before Interest Expense and Income Taxes	$1,266	$(231)	$1,035	$(563)	$1,589	$1,026	$—	$1,266	$3	$1,038	325%		1%		325%		1%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.86%		1.67%	2.13%		1.84%		1.86%		1.67%	(27	) bp	(17	) bp	(27	) bp	(17	) bp
European Pharmaceutical Solutions	0.50		1.05	(21.52)		0.34		0.49		1.06	2,202		71		2,201		72
Medical-Surgical Solutions	5.49		7.71	6.19		8.80		5.49		7.71	(70)		(109)		(70)		(109)

(a)
Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit for Other includes equity earnings and charges from investment in Change Healthcare Joint Venture.

Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2020			2019			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		As Adjusted (Non-GAAP)		FX-Adjusted (GAAP)		FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$183,341	$—	$183,341	$167,763	$—	$167,763	$—	$183,341	$—	$183,341	9%		9%		9%		9%
European Pharmaceutical Solutions	27,390	—	27,390	27,242	—	27,242	1,133	28,523	1,133	28,523	1		1		5		5
Medical-Surgical Solutions	8,305	—	8,305	7,618	—	7,618	—	8,305	—	8,305	9		9		9		9
Other (a)	12,015	—	12,015	11,696	—	11,696	150	12,165	150	12,165	3		3		4		4
Revenues	$231,051	$—	$231,051	$214,319	$—	$214,319	$1,283	$232,334	$1,283	$232,334	8%		8%		8%		8%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical and Specialty Solutions	$2,767	$(96)	$2,671	$2,697	$(177)	$2,520	$—	$2,767	$—	$2,671	3%		6%		3%		6%
European Pharmaceutical Solutions (3) (4)	(261)	492	231	(1,978)	2,197	219	(3)	(264)	9	240	(87)		5		(87)		10
Medical-Surgical Solutions	499	180	679	455	150	605	—	499	—	679	10		12		10		12
Other (a) (1) (7) (8) (9) (10) (11)	(595)	1,548	953	394	601	995	3	(592)	4	957	(251)		(4)		(250)		(4)
Subtotal	2,410	2,124	4,534	1,568	2,771	4,339	—	2,410	13	4,547	54		4		54		5
Corporate Expenses, Net (2) (6)	(1,017)	332	(685)	(694)	139	(555)	(1)	(1,018)	(1)	(686)	47		23		47		24
Income from Continuing Operations Before Interest Expense and Income Taxes	$1,393	$2,456	$3,849	$874	$2,910	$3,784	$(1)	$1,392	$12	$3,861	59%		2%		59%		2%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.51%		1.46%	1.61%		1.50%		1.51%		1.46%	(10	) bp	(4	) bp	(10	) bp	(4	) bp
European Pharmaceutical Solutions	(0.95)		0.84	(7.26)		0.80		(0.93)		0.84	631		4		633		4
Medical-Surgical Solutions	6.01		8.18	5.97		7.94		6.01		8.18	4		24		4		24

(a)
Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit (loss) for Other includes equity earnings and charges from investment in Change Healthcare Joint Venture.

Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$4,015	$2,981
Receivables, net	19,950	18,246
Inventories, net	16,734	16,709
Assets held for sale	906	—
Prepaid expenses and other	617	529
Total Current Assets	42,222	38,465
Property, Plant and Equipment, Net	2,365	2,548
Operating Lease Right-of-Use Assets	1,886	—
Goodwill	9,360	9,358
Intangible Assets, Net	3,156	3,689
Investment in Change Healthcare Joint Venture	—	3,513
Other Noncurrent Assets	2,258	2,099
Total Assets	$61,247	$59,672
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$37,195	$33,853
Current portion of long-term debt	1,052	330
Current portion of operating lease liabilities	354	—
Liabilities held for sale	683	—
Other accrued liabilities	3,340	3,443
Total Current Liabilities	42,624	37,626
Long-Term Debt	6,335	7,265
Long-Term Deferred Tax Liabilities	2,255	2,998
Long-Term Operating Lease Liabilities	1,660	—
Other Noncurrent Liabilities	1,662	2,103

Redeemable Noncontrolling Interests	1,402	1,393

McKesson Corporation Stockholders’ Equity	5,092	8,094
Noncontrolling Interests	217	193
Total Equity	5,309	8,287
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$61,247	$59,672

Schedule 5

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Years Ended March 31,
	2020	2019
Operating Activities
Net income	$1,120	$255
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	922	949
Goodwill and other asset impairment charges	139	2,079
Deferred taxes	(342)	189
Credits associated with last-in, first-out inventory method	(252)	(210)
Equity earnings and charges from investment in Change Healthcare Joint Venture	1,084	194
Non-cash operating lease expense	366	—
Other non-cash items	648	(34)
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,494)	(967)
Inventories	(376)	(368)
Drafts and accounts payable	3,952	1,976
Taxes	(8)	(95)
Operating lease liabilities	(377)	—
Other	(8)	68
Net cash provided by operating activities	4,374	4,036

Investing Activities
Payments for property, plant and equipment	(362)	(426)
Capitalized software expenditures	(144)	(131)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(133)	(905)
Other	60	81
Net cash used in investing activities	(579)	(1,381)

Financing Activities
Proceeds from short-term borrowings	21,437	37,265
Repayments of short-term borrowings	(21,437)	(37,268)
Proceeds from issuances of long-term debt	—	1,099
Repayments of long-term debt	(298)	(1,112)
Common stock transactions:
Issuances	113	75
Share repurchases, including shares surrendered for tax withholding	(1,954)	(1,639)
Dividends paid	(294)	(292)
Other	(301)	(355)
Net cash used in financing activities	(2,734)	(2,227)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19)	(119)
Net increase in cash, cash equivalents and restricted cash	1,042	309
Cash, cash equivalents and restricted cash at beginning of year	2,981	2,672
Cash, cash equivalents and restricted cash at end of year	$4,023	$2,981

Schedule 6

McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Years Ended March 31,
	2020	2019	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$4,374	$4,036	8%
Net cash used in investing activities	(579)	(1,381)	(58)
Net cash used in financing activities	(2,734)	(2,227)	23
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19)	(119)	(84)
Net increase in cash, cash equivalents and restricted cash	$1,042	$309	237%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$4,374	$4,036	8%
Payments for property, plant and equipment	(362)	(426)	(15)
Capitalized software expenditures	(144)	(131)	10
Free cash flow (non-GAAP)	$3,868	$3,479	11%

For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 2

McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)
Total operating expenses for the year ended March 31, 2019 includes a gain from an escrow settlement of $97 million (pre-tax and after-tax) representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health, within Other. This gain is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(2)
Total operating expenses for the year ended March 31, 2020 primarily includes a pre-tax charge of $82 million ($61 million after-tax) recorded in connection with an agreement executed in December 2019 to settle all opioids related claims filed by two Ohio counties, within Corporate Expenses, Net. This charge is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(3)
Total operating expenses for the year ended March 31, 2020 primarily includes charges of $275 million (pre-tax and after-tax) to remeasure assets and liabilities held for sale to the lower of carrying value or fair value less costs to sell related to the expected contribution of the majority of our German wholesale business to create a joint venture in which McKesson will have a non-controlling interest within our European Pharmaceutical Solutions segment. These charges are included under "Transaction-Related Expenses and Adjustments" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(4)
Total operating expenses for the three months and year ended March 31, 2019 primarily includes pre-tax non-cash goodwill impairment charges of $1.21 billion ($1.19 billion after-tax) and $1.78 billion ($1.76 billion after-tax) for our European Pharmaceutical Solutions segment. These charges are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

(5)
Total operating expenses for the three months and year ended March 31, 2020 includes pre-tax restructuring, impairment and related charges of $64 million ($48 million after-tax) and $268 million ($215 million after-tax), primarily for our Canada and Europe businesses as well as Corporate Expenses, Net. The three months and year ended March 31, 2019 includes pre-tax restructuring, impairment and related charges of $309 million ($251 million after-tax) and $597 million ($495 million after-tax), primarily for our Canada and Europe businesses as well as Corporate Expenses, Net. These charges are included in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

(6)
Other income, net for the year ended March 31, 2020 primarily includes pre-tax charges of $122 million ($90 million after-tax) representing settlement charges related to our frozen U.S. defined benefit pension plan, within Corporate Expenses, Net. These charges are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(7)
Other income, net for the year ended March 31, 2019 includes a pre-tax gain of $56 million ($41 million after-tax) recognized from the sale of an equity method investment within Other. This gain is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(8)
Equity earnings and charges from investment in Change Healthcare Joint Venture for the year ended March 31, 2020 primarily includes a pre-tax charge of $1.16 billion ($864 million after-tax) representing an other-than-temporary impairment of McKesson’s investment in Change Healthcare Joint Venture within Other. This charge is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(9)
Equity earnings and charges from investment in Change Healthcare Joint Venture for the year ended March 31, 2020 primarily includes a pre-tax charge of $246 million ($184 million after-tax) within Other representing the difference between our proportionate share of the IPO proceeds and the dilution effect on our investment's carrying value. This charge is included under "Transaction-Related Expenses and Adjustments" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

2 of 2

FINANCIAL STATEMENT NOTES (continued)

(10)
Equity earnings and charges from investment in Change Healthcare Joint Venture includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $64 million and $75 million for the three months ended March 31, 2020 and March 31, 2019 and $267 million and $304 million for the year ended March 31, 2020 and March 31, 2019. These charges are included under "Amortization of Acquisition-Related Intangibles" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

(11)
Equity earnings and charges from investment in Change Healthcare Joint Venture for the three months and year ended March 31, 2020 includes an estimated gain of $414 million (pre-tax and after-tax) within Other recognized upon the separation of our investment in Change Healthcare LLC ("Change Healthcare"). The separation was completed on March 10, 2020 and involved a series of transactions, including an exchange offer to split-off our wholly-owned subsidiary PF2 SpinCo, Inc. ("SpinCo") which held all of McKesson's interest in Change Healthcare and a merger of SpinCo with and into Change Healthcare, Inc. ("Change"). McKesson no longer holds an interest in any securities of Change Healthcare or Change following the transactions. After the separation, Change Healthcare is required under an agreement to pay McKesson 85% of the net cash tax savings realized, or so deemed, from the depreciation or amortization allocated to Change by McKesson. The receipt of any payments from this agreement is dependent upon Change benefiting from this depreciation or amortization in future tax return filings, which creates uncertainty such that McKesson accounts for the agreement as a gain contingency. This estimated gain is included under "Transaction-Related Expenses and Adjustments" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

(12)
Income tax expense for the year ended March 31, 2020 includes net discrete tax benefits of $21 million recognized in connection with an agreement executed in December 2019 to settle all opioids related claims filed by two Ohio counties. Income tax expense for the three months and year ended March 31, 2019 includes net discrete tax expenses of $54 million and net discrete tax benefits of $424 million recognized in connection with the 2017 Tax Act. These discrete tax expenses and benefits are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

1 of 2

McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•
Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from Adjusted Earnings.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; certain discrete benefits and subsequent true-up adjustments related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate. Prior to fiscal 2020, this category also included certain gains or losses from divestitures of businesses that did not qualify as discontinued operations.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, the Company's investment in Change Healthcare Joint Venture's financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted earnings per diluted share.

2 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•
FX-Adjusted (Non-GAAP): McKesson also presents its financial results on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•
Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments or other strategic uses of cash. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.